July 14, 2016	Exhibit 1

Press Release

Ahold and Delhaize Group reach agreements with buyers to divest 86 U.S. stores, subject to FTC merger clearance

●	All purchase agreements are subject to FTC approval and clearance by the FTC of the Ahold and Delhaize Group merger
●	All divested stores to be sold to well established supermarket retailers
●	Divestments represent 4.1% of the Ahold and Delhaize companies’ total combined U.S. store count and 3.2% of the Ahold and Delhaize companies’ combined U.S. 2015 net sales
●	The companies continue to expect to complete the merger before the end of July

Zaandam, the Netherlands – Ahold and Delhaize Group today announced that their United States subsidiaries have reached agreements with buyers to divest a total of 86 stores in a limited number of locations in which the companies’ U.S. subsidiaries both operate. These divestments are being made in connection with the United States Federal Trade Commission’s (FTC) pending review of the proposed merger between the two companies. The divested stores are being sold to well established supermarket operators.

All of the purchase agreements are subject to FTC approval. The agreements are also subject to FTC clearance and formal completion of the Ahold and Delhaize Group merger, which the companies continue to expect before the end of July.

Ahold CEO Dick Boer said: “The combination of Ahold and Delhaize Group is a unique opportunity to deliver even more for customers, associates and local communities. Together, Ahold and Delhaize Group have been working hard to resolve the competition concerns raised by the FTC, and we are pleased to have found strong, well established buyers for the stores we are required to divest. We deeply appreciate the long-time support of our customers and associates in these locations and are confident that the new owners will continue to serve local communities well.”

The buyers of the 86 stores being divested are:

●	New Albertson’s, Inc. (part of Albertsons Companies based in Idaho) purchasing 1 Giant Food store in Salisbury, Maryland;
●	Big Y (based in Massachusetts), purchasing 8 Hannaford stores in eastern Massachusetts;
●	Publix (based in Florida), purchasing 10 MARTIN’S stores in Richmond, Virginia;
●	Saubel’s Markets (based in Pennsylvania) purchasing 1 Food Lion store in York, Pennsylvania;
●	Supervalu (based in Minnesota), purchasing 22 Food Lion stores in Maryland, Pennsylvania, Virginia and West Virginia;
●	Tops Markets (based in New York), purchasing 1 Stop & Shop store in Massachusetts as well as 3 Stop & Shop stores and 2 Hannaford stores in New York; and
●	Weis Markets (based in Pennsylvania), purchasing 38 Food Lion stores in Delaware, Maryland and Virginia.

Press Office: +31 88 659 5134 Investor Relations: +31 88 659 5213 www.ahold.com Follow us on Twitter: @AholdNews	Page 1/5

Press Release

The divested stores are expected to be converted by the buyers to their new banners and re-opened as supermarkets after any remodeling planned by the buyers.

A full list of the locations being sold by both companies as part of this process is attached as an annex to this press release.

On June 24, 2015, Ahold and Delhaize announced their intention to merge, creating an international retailer with a portfolio of strong, trusted local brands, more than 6,500 stores and over 375,000 associates. These brands serve more than 50 million customers every week in Europe and the United States.

FTC clearance is the remaining regulatory approval requirement for the Ahold and Delhaize Group merger. In March of this year, the Belgian Competition Authority (BCA) granted its conditional approval for the merger. Also in March, shareholders of both companies approved the merger with an overwhelming majority.

Please visit www.ahold.com, www.delhaizegroup.com or www.adcombined.com for more information.

2016/15

Cautionary notice

This press release includes forward-looking statements, which do not refer to historical facts but refer to expectations based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those included in such statements. These forward-looking statements include, but are not limited to, statements as to the divestment of stores and the conversion of the relevant stores to new banners, subject to FTC approval and the intention of Ahold and Delhaize Group to complete their merger before the end of July, subject to FTC clearance. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond Ahold’s ability to control or estimate precisely, such as discussed in Ahold’s public filings and other disclosures. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Koninklijke Ahold N.V. does not assume any obligation to update any public information or forward-looking statements in this release to reflect subsequent events or circumstances, except as may be required by law. Outside the Netherlands, Koninklijke Ahold N.V., being its registered name, presents itself under the name of “Royal Ahold” or simply “Ahold.”

Page 2/5

Press Release

Annex

Buyer	Store No.	Brand	Address	City	State	Zip

New Albertson’s	351	Giant Food	751 South Salisbury Blvd.	Salisbury	MD	21801

1 store (to be rebranded ACME)

Big Y	8008	Hannaford	182 Summer Street	Kingston	MA	02364
Big Y	8018	Hannaford	475 Hancock Street	North Quincy	MA	02171
Big Y	8020	Hannaford	10 Washington Street	Norwell	MA	02061
Big Y	8021	Hannaford	7 Medway Road	Milford	MA	01757
Big Y	8022	Hannaford	434 Walpole Street	Norwood	MA	02062
Big Y	8170	Hannaford	637 Lowell Street	West Peabody	MA	01960
Big Y	8286	Hannaford	357 Broadway	Saugus	MA	01906
Big Y	8382	Hannaford	25 Robert Drive	Easton	MA	02375

8 stores

Publix	6421	Martin’s	3460 Pump Road	Richmond	VA	23233
Publix	6429	Martin’s	3522 West Cary Street	Richmond	VA	23221
Publix	6433	Martin’s	10250 Staples Mill Road	Glen Allen	VA	23060
Publix	6434	Martin’s	2250 John Rolfe Parkway	Richmond	VA	23233
Publix	6435	Martin’s	10150 Brook Road	Glen Allen	VA	23059
Publix	6438	Martin’s	13700 Hull Street Road	Midlothian	VA	23112
Publix	6439	Martin’s	7035 Three Chopt Road	Richmond	VA	23226
Publix	6494	Martin’s	3107 Boulevard Suite 15	Colonial Heights	VA	23834
Publix	6498	Martin’s	9645 West Broad Street	Glen Allen	VA	23060
Publix	6499	Martin’s	4591 South Laburnum Ave.	Richmond	VA	23231

10 stores

Saubel’s	1241	Food Lion	3611 East Market Street	York	PA	17402

1 store

Supervalu	626	Food Lion	761 East Wilson Blvd.	Hagerstown	MD	21740
Supervalu	1050	Food Lion	22401 Jefferson Blvd.	Smithburg	MD	21783
Supervalu	1147	Food Lion	18717 North Pointe Drive	Hagerstown	MD	21742
Supervalu	1180	Food Lion	17718 Virginia Ave.	Hagerstown	MD	21740
Supervalu	1683	Food Lion	18360 College Road	Hagerstown	MD	21740
Supervalu	994	Food Lion	4170 Philadelphia Ave.	Chambersburg	PA	17202
Supervalu	1527	Food Lion	875 Lincoln Way West	Chambersburg	PA	17202
Supervalu	1620	Food Lion	500 North Antrim Way	Greencastle	PA	17225
Supervalu	1663	Food Lion	11105 Buchanan Trail	Waynesboro	PA	17268
Supervalu	362	Food Lion	707 Fort Collier Road	Winchester	VA	22601
Supervalu	366	Food Lion	2600 Valley Ave.	Winchester	VA	22601
Supervalu	733	Food Lion	249 Sunnyside Plaza Circle	Winchester	VA	22603

Page 3/5

Press Release

Supervalu	745	Food Lion	609 K East Main Street	Purcellville	VA	20132
Supervalu	1059	Food Lion	260 Remount Road	Front Royal	VA	22630
Supervalu	1164	Food Lion	409 North McNeil Road	Berryville	VA	22611
Supervalu	1281	Food Lion	190 Delco Plaza	Winchester	VA	22602
Supervalu	1489	Food Lion	380 Fairfax Pike	Stephens City	VA	22655
Supervalu	2668	Food Lion	159 Grocery Ave.	Winchester	VA	22602
Supervalu	965	Food Lion	147 Roaring Lion Drive	Hedgesville	WV	25427
Supervalu	1189	Food Lion	1140 Winchester Ave.	Martinsburg	WV	25401
Supervalu	2119	Food Lion	50 Coast Guard Drive	Kearneysville	WV	25430
Supervalu	2568	Food Lion	1317 Old Courthouse Square	Martinsburg	WV	25401

22 stores

Tops	434	Stop & Shop	372 Timpany Blvd.	Gardner	MA	01440
Tops	515	Stop & Shop	271 Main Street	New Paltz	NY	12561
Tops	536	Stop & Shop	6726 Route 9	Rhinebeck	NY	12572
Tops	598	Stop & Shop	1357 Route 9	Wappingers Falls	NY	12590
Tops	8325	Hannaford	1936 US Route 6	Carmel	NY	10512
Tops	8368	Hannaford	16 Jon J Wagner Way	Lagrange	NY	12540

6 stores

Weis	488	Food Lion	19287 Miller Road, Unit 14	Rehoboth Beach	DE	19971
Weis	960	Food Lion	24832 John J Williams Highway	Millsboro	DE	19966
Weis	1321	Food Lion	36731 Old Mill Road	Millville	DE	19967
Weis	2565	Food Lion	17232 North Village Main Blvd.	Lewes	DE	19958
Weis	784	Food Lion	45315 Alton Lane	California	MD	20619
Weis	786	Food Lion	10 Village Center Road	Reisterstown	MD	21136
Weis	1168	Food Lion	100 Drury Drive	La Plata	MD	20646
Weis	1187	Food Lion	17600 Old National Square Pike	Frostburg	MD	21532
Weis	1210	Food Lion	19 Saint Mary’s Square	Lexington Park	MD	20653
Weis	1289	Food Lion	219 Marlboro Ave.	Easton	MD	21601
Weis	1315	Food Lion	3261 Solomons Island Road	Edgewater	MD	21037
Weis	1324	Food Lion	6375 Monroe Ave.	Eldersburg	MD	21784
Weis	1345	Food Lion	16567 South Frederick Road	Gaithersburg	MD	20877
Weis	1356	Food Lion	15789 Livingston Road	Accokeek	MD	20607
Weis	1387	Food Lion	12100 Central Ave.	Mitchellville	MD	20721
Weis	1443	Food Lion	13300 H G Trueman Road	Solomons	MD	20688
Weis	1477	Food Lion	883 Russell Ave.	Gaithersburg	MD	20879
Weis	1526	Food Lion	750 Prince Frederick Blvd.	Prince Frederick	MD	20678
Weis	1529	Food Lion	6551 Waterloo Road	Elkridge	MD	21075
Weis	1535	Food Lion	5715 Crain Highway	Upper Marlboro	MD	20772
Weis	1549	Food Lion	15300 McMullen Highway SW	Cumberland	MD	21502

Page 4/5

Press Release

Weis	2515	Food Lion	20995 Point Lookout Road	Callaway	MD	20620
Weis	2535	Food Lion	9251 Lakeside Blvd.	Owings Mills	MD	21117
Weis	2598	Food Lion	5896 Robert Oliver Place	Columbia	MD	21045
Weis	2606	Food Lion	210 H G Trueman Road	Lusby	MD	20657
Weis	250	Food Lion	513 Madison Road	Culpeper	VA	22701
Weis	358	Food Lion	282 Deacon Road, Suite 106	Fredericksburg	VA	22405
Weis	419	Food Lion	10611 Courthouse Road	Fredericksburg	VA	22407
Weis	450	Food Lion	4153 Plank Road	Fredericksburg	VA	22401
Weis	578	Food Lion	905 Garrisonville Road	Stafford	VA	22554
Weis	1043	Food Lion	515 Jefferson Davis Highway	Fredericksburg	VA	22401
Weis	1166	Food Lion	2612 Jefferson Davis Highway	Stafford	VA	22554
Weis	1177	Food Lion	9801 Courthouse Road	Spotsylvania	VA	22553
Weis	1235	Food Lion	10601 Spotsylvania Ave	Fredericksburg	VA	22405
Weis	1243	Food Lion	736 Warrenton Road	Fredericksburg	VA	22406
Weis	1567	Food Lion	540 Culpeper Town Mall	Culpeper	VA	22701
Weis	1579	Food Lion	7100 Salem Fields Blvd.	Fredericksburg	VA	22407
Weis	2583	Food Lion	10871 Tidewater Trail	Fredericksburg	VA	22408
38 stores

Page 5/5